UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported): October 3, 2016

MEDIFAST, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31573 (Commission File Number)	13-3714405 (I.R.S. Employer Identification No.)

3600 Crondall Lane, Owings Mills, Maryland 21117
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (410) 581-8042

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 3, 2016, the board of directors of Medifast, Inc. (the “Company”) appointed Daniel Chard to serve as Chief Executive Officer of the Company and as a member of the board of directors. Mr. Chard will succeed Michael C. MacDonald, who previously served as Chief Executive Officer of the Company. Mr. MacDonald will continue to serve as Executive Chairman to facilitate a smooth transition.

Mr. Chard, age 52, previously served as President and Chief Operating Officer at PartyLite, an affiliate of a portfolio company of The Carlyle Group, from October 2015 to August 2016. Prior to that, Mr. Chard served as the President, Global Sales & Operations at Nu Skin Enterprises, Inc. (“Nu Skin”) from May 2009 to September 2015, Executive Vice President of Distributor Success of Nu Skin from February 2006 to May 2009, and President of Nu Skin Europe from April 2004 to February 2006, and in various other roles of increasing responsibility since he joined Nu Skin in 1998. He holds a Bachelor of Arts in Economics from Brigham Young University and received his Masters of Business Administration from the University of Minnesota.

Qualifications: Mr. Chard brings to the Company’s board leadership skills and experience across operations, international, and marketing. He possesses extensive direct selling industry experience along with a strong background in consumer products.

In connection with Mr. Chard’s appointment as Chief Executive Officer, the Company entered into an offer letter with Mr. Chard, effective October 3, 2016, setting forth the terms of his employment (the “Offer Letter”). Pursuant to the terms of the Offer Letter, Mr. Chard:

•	will receive an annual base salary of $650,000 (subject to annual review and adjustment);

•	has a target annual bonus equal to 100% of his base salary, as then in effect (the “Target Bonus”), as determined by the board of directors, beginning with a pro rata annual bonus for calendar year 2016;

•	will be eligible to participate in the Company’s health, dental, vision, prescription plans, life, disability and 401(k) plans on the same basis as comparably situated employees;

•	will receive a relocation reimbursement of up to $175,000 for qualified moving expenses, as described in the Offer Letter (which reimbursement must be repaid to the Company if Mr. Chard’s employment terminates within 12 months of his start date for any reason other than a termination without Cause (as defined in the Offer Letter) or a resignation with Good Reason (as defined in the Offer Letter)); and

•	will receive an inducement award consisting of (i) a restricted share award with a grant date fair value of $600,000 that will vest 1/3 per year on each of the first, second and third anniversaries of the grant date, and (ii) a deferred share award entitling Mr. Chard to receive up to 210,000 shares of common stock of the Company based on the Company’s achievement of certain pre-established performance goals over a three-year performance period (which may be extended by six months in certain circumstances) (the “Performance Award”), generally as described below:
o	70,000 shares will vest upon achievement of an average annual TSR of at least 15% at the end of the performance period or a stock price of $56.82;
o	an additional 70,000 shares will vest upon achievement of an average annual TSR of at least 25% at the end of the performance period or a stock price of $72.96; and
o	an additional 70,000 shares will vest upon achievement of an average annual TSR of at least 35% at the end of the performance period or a stock price of $91.91.

The inducement award is intended to qualify as an employment inducement grant under Rule 303A.08 of the New York Stock Exchange Listed Company Manual.

The Offer Letter provides that in the event Mr. Chard’s employment is terminated by the Company without Cause, by Mr. Chard with Good Reason, or by Mr. Chard or the Company within six months following a Change in Control (as defined below), Mr. Chard will be entitled to receive, subject to his executing a general release of claims against the Company: (i) a payment equal to one year of his annual base salary, as then in effect, plus the Target Bonus, (ii) all outstanding equity awards will accelerate and vest (other than the Performance Award, which shall accelerate and vest based on performance through the termination date only upon a termination by Mr. Chard or the Company within six months following a Change in Control), and (iii) medical and dental benefit continuation for one year.

Under the Offer Letter, a Change in Control is deemed to have occurred if there is a material change in Mr. Chard’s title and/or job duties and one of the following occurs: (i) there is a merger or other business transaction where the members of the Board prior to the transaction do not make up a majority of the board after the transaction or where shareholders no longer hold 51% or more of the voting power of the resulting company; (ii) there is a disposition of substantially all of the assets of the Company; (iii) a plan of liquidation or dissolution of the Company is approved; (iv) during a two year period, the members of the Board at the beginning of such period cease to be a majority of the Board (unless the election of any new director is approved by the other members of the Board); or (v) there is a merger, consolidation or other business combination that causes a material change in Mr. Chard’s duties, responsibilities, title and reporting responsibilities.

The Offer Letter contains one year non-competition and non-solicitation provisions, and customary non-disclosure and confidentiality provisions.

The foregoing descriptions of Mr. Chard’s compensation arrangements and equity awards do not purport to be complete descriptions and are qualified in their entirety by reference to the full text of the agreements filed as an exhibit to this Current Report on Form 8-K and are incorporated herein by reference.

There are no family relationships between Mr. Chard and any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. There are no arrangements or understandings between Mr. Chard and any other persons pursuant to which he was selected as Chief Executive Officer and a member of the board of directors. Mr. Chard has no direct or indirect material interest in any transaction or currently proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On October 3, 2016, the Company issued a press release entitled “Medifast, Inc. Announces Appointment of Direct Selling Industry Veteran Daniel R. Chard as Chief Executive Officer,” announcing that Mr. Chard will be joining the Company as its new Chief Executive Officer to succeed Michael C. MacDonald, who will continue to serve as the Company’s Executive Chairman. A copy of the press release is furnished and attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and contained in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Inducement Award Agreement, dated October 3, 2016 between the Registrant and Daniel Chard (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 filed on October 5, 2016 (Registration No. 333-213966))
99.1	Press Release dated October 3, 2016, entitled “Medifast, Inc. Announces Appointment of Direct Selling Industry Veteran Daniel R. Chard as Chief Executive Officer”

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFAST, INC.

By: /s/ Jason L. Groves, Esq.

       Name: Jason L. Groves, Esq.

       Title:   Executive Vice President, General

                  Counsel & Corporate Secretary

Date: October 5, 2016

Exhibit Index

Exhibit No.	Description

10.1	Inducement Award Agreement, dated October 3, 2016 between the Registrant and Daniel Chard (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 filed on October 5, 2016 (Registration No. 333-213966))
99.1	Press Release dated October 3, 2016, entitled “Medifast, Inc. Announces Appointment of Direct Selling Industry Veteran Daniel R. Chard as Chief Executive Officer”